EXHIBIT 23(a)


COOPERS                                           Coopers & Lybrand L.L.P.
&LYBRAND
                                                  a professional services firm



                             CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. on Form S-3 of our report dated March 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Proffitt's, Inc. as of February 3, 1996 and January 28, 1995, and for each of three years in the period ended February 3, 1996 which report is incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
August 8, 1996







   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.